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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Community Shores Bank Corporation on Form S-8 (Registration No.333-89655) of our report dated February 27, 2002 on the 2001 consolidated financial statements of Community Shores Bank Corporation, which report is included in the 2001 Annual Report on form 10KSB of Community Shores Bank Corporation.








                                      Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 27, 2002